Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR CELL THERAPEUTICS, INC.

You must use this form or one substantially equivalent to this form to accept the Exchange Offer of Cell Therapeutics, Inc. (the “Company”) made pursuant to the preliminary Prospectus, dated November 19, 2002 (the “Prospectus”), if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach State Street Bank and Trust Company of California, N.A., as exchange agent (the “Exchange Agent”) prior to 12:00 midnight, New York City Time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Existing Notes pursuant to the Exchange Offer, a Letter of Transmittal (or a facsimile thereof) or an electronic confirmation pursuant to the Depository Trust Company’s ATOP system, with any required signature guarantees and any other required documents must also be received by the Exchange Agent prior to 12:00 midnight, New York City Time, on the Expiration Date. Capitalized terms not defined herein are defined in the Letter of Transmittal accompanying the Prospectus.

BY REGULAR MAIL OR OVERNIGHT COURIER:	BY REGISTERED & CERTIFIED MAIL:
State Street Bank and Trust Company of California, N.A.	State Street Bank and Trust Company of California, N.A.
c/o State Street Bank and Trust Company	c/o State Street Bank and Trust Company
2 Avenue de Lafayette	2 Avenue de Lafayette
Corporate Trust Window, Fifth Floor	Corporate Trust Window, Fifth Floor
Boston, MA 02111-1724	Boston, MA 02111-1724
Attn: Mackenzie Elijah	Attn: Mackenzie Elijah

IN PERSON BY HAND ONLY:

State Street Bank and Trust Company of California, N.A.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
Corporate Trust Window, Fifth Floor
Boston, MA 02111-1724
Attn: Mackenzie Elijah

FOR INFORMATION OR CONFIRMATION BY TELEPHONE CALL:
(617) 662-1525

BY FACSIMILE TRANSMISSION
(For Eligible Institutions Only):
(617) 662-1452

Attention: Corporate Trust Services

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

Total Principal Amount of Existing Notes Tendered:*	For book-entry transfer to the Depository Trust Company, please provide account number.

$	Account Number

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

x

x
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

Must be signed by the Holder(s) of Existing Notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

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